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                                                                  Exhibit (j)(3)

                          Independent Auditors' Consent

To the Trustees
BlackRock Provident Institutional Funds, Inc,:

We consent to the use of our report dated January 8, 1999 on the MuniFund Dollar Share portfolio incorporated by reference herein and to the references to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Financial Statements" in the Statement of Additional Information in the Registration Statement.


/s/KPMG
----------------------
Philadelphia, PA
March 15, 2002